UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 9, 2009

GSI GROUP INC.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada	000-25705	98-0110412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike,

Bedford, Massachusetts 01730

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (781) 266-5700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.*

On November 9, 2009, GSI Group Inc. (the “Company”) received a requisition notice (the “Requisition Notice”) from Stephen Bershad, pursuant to Section 96 of the Business Corporations Act (New Brunswick) (the “Act”), requesting the Company’s board of directors (the “Board”) to call a special meeting of the shareholders for the purpose of electing directors. Pursuant to Section 96 of the Act and the Company’s By-laws, holders of not less than ten percent of the issued shares of the Company that carry the right to vote at a meeting of the shareholders may requisition the directors to call a special meeting for the purposes stated in the requisition. Mr. Bershad has represented that he is the holder of greater than ten percent of the Company’s issued shares.

The Board is currently considering Mr. Bershad’s request and intends to comply as required by the Act and the Company’s By-laws regarding the Requisition Notice.

*	This Current Report on Form 8-K shall be deemed “furnished” by the Company, and not “filed,” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

GSI Group Inc.

By:	/S/ SERGIO EDELSTEIN
Sergio Edelstein President and Chief Executive Officer

Date: November 12, 2009